UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

Roberts Realty Investors, Inc.
 (Exact name of registrant as specified in its charter)

Georgia	001-13183	58-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302 Sandy Springs, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 394-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2010, Roberts Realty Investors, Inc. sold its 44,293 square foot Addison Place retail center and its 44.0-acre Westside land parcel to Compass Bank for the $12.0 million of debt secured by these two properties. As a result of this sale, we have no further obligations to Compass Bank for these two loans.

Compass Bank had previously loaned us $6.0 million secured by Addison Place and $6.0 million secured by the Westside land parcel. We had been in discussions with Compass Bank regarding the extension of these two loans beginning in February 2010, when we agreed with Compass Bank to extend the maturity date of the Westside loan to April 28, 2010. On April 27, 2010, we agreed with Compass Bank to further extend the maturity date of the Westside loan from April 28, 2010 to June 28, 2010 and to extend the maturity date of the Addison Place loan from April 30, 2010 to June 30, 2010. After extensive discussions with Compass Bank, we mutually agreed that it was in both of our best interests to sell these two properties to Compass Bank (or its nominee) for the amount of the outstanding debt, thereby relieving us of any further responsibilities or expense concerning these two loans.

In approving the sale of Addison Place to Compass Bank for the debt, our board of directors took into account the continuing poor performance of Addison Place due to the weak economic conditions and an oversupply of retail centers. With respect to Westside, our board evaluated the long-term nature of our investment in the property, current market conditions and the uncertainty associated with the timing of the start of development, which could be years into the future. Equally important, our board considered our need to preserve our cash to continue with our business plan to maximize shareholder value sooner rather than later and focus on our apartment business, and the benefits of reducing our debt by $12.0 million and reducing our annual negative cash flow by approximately $800,000.

The above description of the material terms of our agreement with Compass Bank is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 2.1 to this report and is incorporated into this Item 1.01 by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated into this Item 2.01 by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Agreement for Deed In Lieu of Foreclosure by and between Compass Bank, Roberts Properties Residential, L.P. and Roberts Realty Investors, Inc. dated as of June 30, 2010 (Addison Place Shops and Westside).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: July 7, 2010	By: /s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer

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